Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp, Inc. to Participate at RBC Capital Markets’ Financial Institutions

and Baird Growth Stock Conferences

CHICAGO, April 30, 2012 – PrivateBancorp, Inc. (NASDAQ: PVTB) today announced it will participate on a panel at the RBC Capital Markets’ Financial Institutions Conference in Boston on Tuesday, May 1, 2012, at 2 p.m. Eastern Time.  Investors may access a live webcast of the panel discussion by visiting the PrivateBancorp, Inc. Investor Relations section of the Company’s website at www.theprivatebank.com.

The Company will also present at the Baird Growth Stock Conference in Chicago on Tuesday, May 8, 2012, at 11:20 a.m. Central Time.  Investors may access the webcast for the presentation used at the Baird conference under the PrivateBancorp, Inc.  Investor Relations section of the Company’s website at www.theprivatebank.com during the conference time and for 30 days following the conference date.

About PrivateBancorp, Inc.

PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. As of March 31, 2012, the Company had 34 offices in 9 states and $12.6 billion in assets.  Our website is www.theprivatebank.com.

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